UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2016

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2016, Denbury Resources Inc. (the “Company”) announced that its Board of Directors had promoted Christian S. Kendall to President of the Company. Mr. Kendall assumed the position of President from the Company’s Chief Executive Officer, Phil Rykhoek. Mr. Kendall joined the Company as Chief Operating Officer in September 2015 and will continue to serve in that role until a successor is named.

Additional information regarding Mr. Kendall and his background is included under the heading “Management” in the Company’s definitive proxy statement for its 2016 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 14, 2016, and is incorporated herein by reference.

In connection with his promotion, Mr. Kendall received a one-time grant of $500,000 of restricted common stock of the Company, effective October 1, 2016, covering 154,798 shares of restricted common stock (based on the prior day’s closing price of the Company’s common stock on the NYSE). These restricted shares will vest on an annual basis ratably over a three-year period or upon an earlier change-of-control of the Company or upon his death or disability, subject to forfeiture of unvested shares upon separation from the Company in certain circumstances.

A copy of the press release regarding the promotion of Mr. Kendall is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Denbury Press Release, dated October 3, 2016.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: October 6, 2016	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Denbury Press Release, dated October 3, 2016.

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